Exhibit 10.1

Exhibit B

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of February 9, 2023, by and among Compute Health Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Compute Health Acquisition Corp., a Delaware corporation (“Acquiror”), the Persons set forth on Schedule I attached hereto (the “Holders” and together with the Sponsor, the “CPUH Holders”), Allurion Technologies Holdings, Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Company (as defined below) (“Pubco”), and Allurion Technologies, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, (a) the Sponsor is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 21,442,500 shares of CPUH Common Stock and 12,833,333 CPUH Private Warrants, (b) the Holders are collectively the holders of 90,000 shares of Class B Common Stock and (c) Michael Harsh is the holder of 10,000 shares of Class A Common Stock and 2,500 CPUH Public Warrants;

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, Acquiror, Compute Health Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Acquiror (“Merger Sub I”), Compute Health LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Acquiror (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), Pubco and the Company have entered into that certain Business Combination Agreement (as may be amended or modified from time to time, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other transactions, as part of the same overall transaction, (a) CPUH is to merge with and into Pubco (the “CPUH Merger”), with Pubco surviving as the publicly-listed company, (b) thereafter, Merger Sub I is to merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Pubco (the “Intermediate Merger”) and (c) thereafter, the Company is to merge with and into Merger Sub II, with Merger Sub II surviving as a wholly-owned subsidiary of Pubco (collectively with the CPUH Merger and the Intermediate Merger, the “Mergers”), in each case on the terms and conditions set forth therein; and

WHEREAS, as an inducement to Acquiror and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Business Combination Agreement. Each CPUH Holder hereby acknowledges that he, she or it has read the Business Combination Agreement and this Sponsor Agreement and has had the opportunity to consult with his, her or its tax and legal advisors. Each CPUH Holder shall be bound by and comply with Sections 5.6(c) (Exclusive Dealing) in respect of CPUH Acquisition Proposals and 5.4 (Public Announcements) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if such CPUH Holder was an original signatory to the Business Combination Agreement with respect to such provisions.

Section 1.2 No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the CPUH Merger Effective Time and (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 7.1 thereof (the earlier of clauses (a) and (b), the “Expiration Time”), except, in each case, in connection with the transactions contemplated by this Sponsor Agreement (including Sections 1.6 and 1.7) and the Business Combination Agreement (including the CPUH Merger), each CPUH Holder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase (or Lien on), deposit into a voting trust or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement/Proxy Statement or Registration Statement (as defined in the Subscription Agreements)) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any shares of CPUH Common Stock, any CPUH Units, or any CPUH Warrants, owned by such CPUH Holder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of CPUH Common Stock, any CPUH Units, or any CPUH Warrants, owned by such CPUH Holder (clauses (i) and (ii) collectively, a “Transfer”) or (iii) publicly announce any intention to effect any transaction specified in clauses (i) or (ii); provided, however, that the foregoing shall not prohibit Transfers between such CPUH Holder and any Affiliate of such CPUH Holder, so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to Acquiror a joinder to this Sponsor Agreement in the form attached hereto as Annex A.

Section 1.3 New Shares. In the event that (a) any shares of CPUH Common Stock or any CPUH Warrants or other equity securities of Acquiror are issued to a CPUH Holder after the date of this Sponsor Agreement pursuant to any stock dividend, stock split or sub-division, recapitalization, reclassification, combination or exchange of shares of CPUH Common Stock or CPUH Warrants of, on or affecting the shares of CPUH Common Stock or the CPUH Warrants owned by such CPUH Holder or otherwise, (b) a CPUH Holder purchases or otherwise acquires beneficial ownership of any shares of CPUH Common Stock, any CPUH Warrants or any other equity securities of Acquiror after the date of this Sponsor Agreement, or (c) a CPUH Holder acquires the right to vote or share in the voting of any shares of CPUH Common Stock or other equity securities of Acquiror after the date of this Sponsor Agreement (such shares of CPUH Common Stock, such CPUH Warrants or such other equity securities of Acquiror, collectively, the “New Securities”), then such New Securities acquired or purchased by such CPUH Holder shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the shares of CPUH Common Stock, CPUH Units, or the CPUH Warrants, owned by such CPUH Holder as of the date hereof.

Section 1.4 Closing Date Deliverables. On the Closing Date, the Sponsor, on behalf of itself, shall deliver to Pubco, Acquiror and the Company a duly-executed counterpart to that certain Investor Rights Agreement substantially in the form attached as Exhibit A to the Business Combination Agreement.

Section 1.5 Support Agreements.

(a) Hereafter until the Expiration Time, at any meeting of the stockholders of Acquiror, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of Acquiror is sought (in each case, to the extent entitled to vote on or provide consent with respect to such matter), each CPUH Holder shall (i) if a meeting is held, appear at such meeting (in person or by proxy) or otherwise cause all of its shares of CPUH Common Stock to be counted as present thereat for purposes of establishing a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of such shares of CPUH Common Stock:

(i) in favor of each Required Transaction Proposal;

(ii) against any CPUH Acquisition Proposal or any proposal relating to a CPUH Acquisition Proposal (in each case, other than the Required Transaction Proposals);

(iii) against any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Acquiror (other than the Business Combination Agreement and the transactions contemplated thereby, including the Mergers);

(iv)   against any change in the business, management or Board of Directors of Acquiror (other than in connection with the Required Transaction Proposals); and

(v) against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Sponsor Agreement, the Business Combination Agreement, any Ancillary Document or the Mergers, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Acquiror or either Merger Sub under the Business Combination Agreement or any Ancillary Document, (C) result in any of the conditions set forth in Article 6 of the Business Combination Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Acquiror (other than in connection with the CPUH Merger).

Each CPUH Holder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

(b) The Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of February 4, 2021, by and among the Sponsor, Acquiror and the other parties thereto (the “Voting Letter Agreement”), including without limitation the obligations of the Sponsor pursuant to Section 1 therein to not redeem any shares of CPUH Common Stock owned by the Sponsor in connection with the transactions contemplated by the Business Combination Agreement.

(c) From the date hereof until the Expiration Time, and unless expressly permitted pursuant to the terms of the Business Combination Agreement, the Sponsor shall not modify or amend any Contract between or among the Sponsor or any Affiliate of the Sponsor (other than Acquiror or any of its Subsidiaries), on the one hand, and Acquiror or any of Acquiror’s Subsidiaries, on the other hand.

Section 1.6 Founder Share Conversion.

(a) The Sponsor hereby agrees that, immediately prior to the consummation of the CPUH Merger (but subject to the prior satisfaction of all of the conditions to consummation of the Mergers set forth in Article 6 of the Business Combination Agreement), the Sponsor shall contribute, transfer, assign, convey and deliver to Acquiror, and Acquiror shall acquire and accept from the Sponsor, all of the Sponsor’s right, title, and interest in, to and under the Sponsor’s shares of Class B Common Stock and CPUH Warrants and, in exchange therefor, Acquiror shall issue to the Sponsor shares of Class A Common Stock, free and clear of all Liens as provided below (the “Founder Share Conversion”).

(b) In connection with the Founder Share Conversion, all 21,442,500 outstanding shares of Class B Common Stock and all 12,833,333 CPUH Warrants held by the Sponsor shall be exchanged and converted into 2,088,327 shares of Class A Common Stock.

(c) No certificates will be issued in connection with the Founder Share Conversion, and Acquiror will record the exchange of Sponsor’s Class B Common Stock and CPUH Warrants for the Class A Common Stock that the Sponsor is acquiring pursuant to the terms and conditions of this Section 1.6 on its books and records. Following the Founder Share Conversion and the transactions contemplated by the Business Combination Agreement, the Sponsor will not hold any shares of Class B Common Stock or any CPUH Warrants.

(d) The Founder Share Conversion shall be applicable only in connection with the transactions contemplated by the Business Combination Agreement and this Sponsor Agreement, and the Founder Share Conversion shall be void and of no force and effect in the event this Sponsor Agreement is terminated prior to the Closings.

(e) The parties hereto intend that the Founder Share Conversion will be treated as a tax-free recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

Section 1.7 Additional Class B Share Conversion.

(a) Hani Barhoush (“Barhoush”) hereby agrees that, immediately prior to the consummation of the CPUH Merger (but subject to the prior satisfaction of all of the conditions to consummation of the Mergers set forth in Article 6 of the Business Combination Agreement), Barhoush shall contribute, transfer, assign, convey and deliver to Acquiror, and Acquiror shall acquire and accept from Barhoush, all of Barhoush’s right, title and interest in, to and under Barhoush’s shares of Class B Common Stock and, in exchange therefor, Acquiror shall issue to Barhoush 21,120 shares of Class A Common Stock (the “Barhoush Share Conversion”).

(b) Michael Harsh (“Harsh”) hereby agrees that, immediately prior to the consummation of the CPUH Merger (but subject to the prior satisfaction of all of the conditions to consummation of the Mergers set forth in Article 6 of the Business Combination Agreement), Harsh shall contribute, transfer, assign, convey and deliver to Acquiror, and Acquiror shall acquire and accept from Harsh, all of Harsh’s right, title and interest in, to and under Harsh’s shares of Class B Common Stock and, in exchange therefor, Acquiror shall issue to Harsh 21,120 shares of Class A Common Stock (the “Harsh Share Conversion”).

(c) Gwendolyn A. Watanabe (“Watanabe” and, collectively with Barhoush and Harsh, the “Additional Class B Stockholders”) hereby agrees that, immediately prior to the consummation of the CPUH Merger (but subject to the prior satisfaction of all of the conditions to consummation of the Mergers set forth in Article 6 of the Business Combination Agreement), Watanabe shall contribute, transfer, assign, convey and deliver to Acquiror, and Acquiror shall acquire and accept from Harsh, all of Watanabe’s right, title and interest in, to and under Watanabe’s shares of Class B Common Stock and, in exchange therefor, Acquiror shall issue to Watanabe 21,120 shares of Class A Common Stock (the “Watanabe Share Conversion” and, collectively with the Barhoush Share Conversion and the Harsh Share Conversion, the “Additional Class B Share Conversion”)).

(d) No certificates will be issued in connection with the Additional Class B Share Conversion, and Acquiror will record the exchanges of the Class B Common Stock for the Class A Common Stock that the Additional Class B Stockholders are acquiring pursuant to the terms and conditions of this Section 1.7 on its books and records. Following the Additional Class B Share Conversion, the Founder Share Conversion and the transactions contemplated by the Business Combination Agreement, no shares of Class B Common Stock shall be outstanding.

(e) The Additional Class B Share Conversion shall be applicable only in connection with the transactions contemplated by the Business Combination Agreement and this Sponsor Agreement, and the Additional Class B Share Conversion shall be void and of no force and effect in the event this Sponsor Agreement is terminated prior to the Closings.

(f) The parties hereto intend that the Additional Class B Share Conversion will be treated as a tax-free recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

Section 1.8 Additional Agreements.

(a) Notwithstanding anything to the contrary in any other agreement or contract to which a CPUH Holder is bound, each CPUH Holder (for himself, herself or itself and for his, her or its successors, heirs and assigns) hereby (but subject to the consummation of the Mergers) irrevocably and unconditionally waives, to the fullest extent permitted by law and the CPUH Certificate of Incorporation, and agrees not to exercise, assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate at which shares of Class B Common Stock held by such CPUH Holder convert into shares of Class A Common Stock in connection with the transactions contemplated by the Business Combination Agreement.

(b) Acquiror and the Sponsor hereby irrevocably and unconditionally agree that, if any amounts are outstanding under any Sponsor Loan extended to Acquiror or any Subsidiary of Acquiror by the Sponsor (or any of its Affiliates) as of the Closings, then, notwithstanding the terms of any promissory note or other document evidencing such Sponsor Loan or any other agreement or contract to which Acquiror or the Sponsor (or its applicable Affiliate) is bound, (i) $2,500,000 of such Sponsor Loans outstanding as of the Closing Date shall be paid at the Closings from the funds available in the Trust Account or from proceeds of the PIPE Financing or Revenue Interest Financing (or, if not so paid, by the Surviving Corporation), (ii) in the event the aggregate amount of Sponsor Loans outstanding as of the Closing Date is greater than $2,500,000 (such excess, the “Sponsor Loan Excess”), the Sponsor Loan Excess, up to an amount not to exceed $5,250,000 (the “Sponsor Loan Equity Conversion Cap”), outstanding as of the Closing Date shall be automatically converted into shares of Pubco Common Stock in accordance with Section 5.11 of the Business Combination Agreement and (iii) with respect to any Sponsor Loan Excess above the Sponsor Loan Equity Conversion Cap (such excess, the “Extinguishable Sponsor Loan Excess”), such Extinguishable Sponsor Loan Excess shall be fully extinguished and forgiven and Acquiror and Pubco shall have no obligation to pay such excess amounts; provided, that, notwithstanding anything in either of this Sponsor Agreement or the Business Combination Agreement to the contrary, the Company may, in its sole discretion, pursuant to an election by the Company made prior to the Closings, repay on the Closing Date some or all of the Sponsor Loan Excess, up to the Sponsor Loan Equity Conversion Cap, in cash.

Section 1.9 Further Assurances. Each CPUH Holder shall take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary under applicable Laws to effect the actions required to consummate the Mergers and the other transactions contemplated by the Business Combination Agreement on the terms and subject to the conditions set forth therein.

Section 1.10 No Inconsistent Agreement. Each CPUH Holder hereby represents and covenants that such CPUH Holder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such CPUH Holder’s obligations hereunder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties. Each CPUH Holder represents and warrants as of the date hereof to Acquiror and the Company as follows:

(a) Organization; Due Authorization. If such CPUH Holder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within such CPUH Holder’s limited liability company powers and have been duly authorized by all necessary limited liability company actions on the part of such CPUH Holder. This Sponsor Agreement has been duly executed and delivered by such CPUH Holder and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such CPUH Holder, enforceable against such CPUH Holder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the Person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of the applicable CPUH Holder.

(b) Ownership. Such CPUH Holder is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such CPUH Holder’s shares of CPUH Common Stock, CPUH Units and CPUH Warrants, as applicable, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such shares of CPUH Common Stock, CPUH Units or CPUH Warrants (other than transfer restrictions under the Securities Act)) affecting any such shares of CPUH Common Stock, CPUH Units or CPUH Warrants, other than Liens pursuant to (i) this Sponsor Agreement, (ii) Acquiror’s Governing Documents, (iii) the Business Combination Agreement, (iv) the Voting Letter Agreement, (v) any Sponsor Loan (vi) the Securities Assignment Agreement, dated as of February 3, 2021, by and between the Sponsor and Hani Barhoush, (vii) the Securities Assignment Agreement, dated as of February 3, 2021, by and between the Sponsor and Michael Harsh, (viii) the Securities Assignment Agreement, dated as of February 3, 2021, by and between the Sponsor and Gwendolyn A. Watanabe, (ix) the Subscription Agreement, dated as of October 16, 2020, by and between Acquiror and the Sponsor, (x) the Letter Agreement, dated as of February 4, 2021, by and among Acquiror and Goldman Sachs & Co. LLC or (xi) any applicable securities Laws. Such CPUH Holder’s shares of CPUH Common Stock, CPUH Units and CPUH Warrants are the only equity securities of Acquiror owned of record or beneficially by such CPUH Holder on the date of this Sponsor Agreement, and none of such CPUH Holder’s shares of CPUH Common Stock, CPUH Units or CPUH Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such shares of CPUH Common Shares, CPUH Units or CPUH Warrants, except as provided hereunder or under the Voting Letter Agreement. Other than the CPUH Warrants and CPUH Units, on the date hereof, such CPUH Holder does not hold or own any rights to acquire (directly or indirectly) any equity securities of Acquiror or any equity securities convertible into, or which can be exchanged for, equity securities of Acquiror.

(c) No Conflicts. The execution and delivery of this Sponsor Agreement by such CPUH Holder does not, and the performance by such CPUH Holder of his, her or its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such CPUH Holder, as applicable, or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such CPUH Holder or such CPUH Holder’s shares of CPUH Common Shares or CPUH Warrants, as applicable), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such CPUH Holder of its obligations under this Sponsor Agreement.

(d) Litigation. There are no Actions pending against such CPUH Holder, or to the knowledge of such CPUH Holder threatened against such CPUH Holder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such CPUH Holder of its obligations under this Sponsor Agreement.

(e) Brokerage Fees. Except as described on Section 4.4 of the CPUH Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such CPUH Holder, for which Acquiror or any of its Affiliates may become liable.

(f)   Affiliate Arrangements. Except as set forth on Schedule II and for the Governing Documents of the Merger Subs, neither such CPUH Holder nor, to the knowledge of such CPUH Holder, any Person in which such CPUH Holder has a direct or indirect legal, contractual or beneficial ownership of five percent (5%) or greater is party to, or has any rights with respect to or arising from, any Contract with Acquiror or its Subsidiaries.

(g) Acknowledgment. Such CPUH Holder understands and acknowledges that each of Acquiror and the Company is entering into the Business Combination Agreement in reliance upon such CPUH Holder’s execution and delivery of this Sponsor Agreement.

(h) No Other Representations or Warranties. Except for the representations and warranties made by each CPUH Holder in this ARTICLE II, neither the CPUH Holders nor any other Person makes any express or implied representation or warranty to Acquiror or the Company in connection with this Sponsor Agreement or the transactions contemplated by this Sponsor Agreement, and each CPUH Holder expressly disclaims any such other representations or warranties.

ARTICLE III

MISCELLANEOUS

Section 3.1 Termination. This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time, and (b) the written agreement of the Sponsor, Acquiror, Pubco and the Company. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination. This ARTICLE III shall survive the termination of this Sponsor Agreement.

Section 3.2 Governing Law. This Sponsor Agreement and all disputes or controversies arising out of or relating to this Sponsor Agreement or the transactions contemplated hereby, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

Section 3.3 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) THE PARTIES TO THIS SPONSOR AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE) IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS SPONSOR AGREEMENT. THE PARTIES TO THIS SPONSOR AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS SPONSOR AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS SPONSOR AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 3.8.

(b) WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SPONSOR AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SPONSOR AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SPONSOR AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.3.

Section 3.4 Assignment. This Sponsor Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of all of the other parties hereto. Any attempted assignment of this Sponsor Agreement not in accordance with the terms of this Section 3.4 shall be void.

Section 3.5 Specific Performance. The parties hereto agree that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their respective obligations under the provisions of this Sponsor Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Sponsor Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Sponsor Agreement and to enforce specifically the terms and provisions of this Sponsor Agreement and to enforce specifically the terms and provisions of this Sponsor Agreement, in each case, without posting a bond or undertaking and without proof of damages, and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief when expressly available pursuant to the terms of this Sponsor Agreement on the basis that (a) the other parties hereto have an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or in equity.

Section 3.6 Amendment; Waiver. This Sponsor Agreement may not be amended, modified or terminated (other than as provided in Section 3.1), except upon a written agreement executed and delivered by Acquiror, the Company, Pubco and the Sponsor. Any waiver of any breach of this Sponsor Agreement extended by Acquiror, Pubco or the Company to the Sponsor shall not be construed as a waiver of any rights or remedies of Acquiror, Pubco or the Company with respect to any subsequent breach of the Sponsor. Any waiver of any provisions hereof by any party hereto shall not be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

Section 3.7 Severability. Whenever possible, each provision of this Sponsor Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Sponsor Agreement is held to be invalid, illegal or unenforceable under applicable Law, then all other provisions of this Sponsor Agreement shall remain in full force and effect. Upon such determination that any term or other provision of this Sponsor Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall take any actions necessary to render the remaining provisions of this Sponsor Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, negotiate in good faith to modify this Sponsor Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 3.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by (a) delivery in person, (b) posting in the United States mail (having been sent registered or certified mail return receipt requested, postage prepaid), (c) FedEx or other nationally recognized overnight delivery service or (d) e-mail (having obtained electronic delivery confirmation thereof, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to Acquiror:

Compute Health Acquisition Corp.

1100 North Market Street, 4th Floor

Wilmington, DE 19890

Attention:	Joshua Fink
Jean Nehmé
Email:	jfink@ophir-holdings.com
nehmejean3@gmail.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West

New York, New York 10001

Attention:	Howard L. Ellin
Richard Witzel
Email:	Howard.Ellin@skadden.com
Richard.Witzel@skadden.com

If to the Company or Pubco:

c/o Allurion Technologies, Inc.

11 Huron Drive

Natick, MA 01760

Attention:	Chief Executive Officer
Email:	sgaur@allurion.com

with a copy (which will not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention:	Danielle M. Lauzon
Paul R. Rosie
E-mail:	dlauzon@goodwinlaw.com
prosie@goodwinlaw.com

If to the Sponsor:

Compute Health Sponsor LLC

1100 North Market Street, Suite 1300

Wilmington, DE 19890

Attention:	Joshua Fink
Jean Nehmé
E-mail:	jfink@ophir-holdings.com
nehmejean3@gmail.com

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention:	Howard L. Ellin
Richard Witzel
Email:	Howard.Ellin@skadden.com
Richard.Witzel@skadden.com

If to a Holder:

To such Holder’s address as set forth in Schedule I

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention:	Howard L. Ellin
Richard Witzel
Email:	Howard.Ellin@skadden.com
Richard.Witzel@skadden.com

Section 3.9 Counterparts. This Sponsor Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Sponsor Agreement by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Sponsor Agreement.

Section 3.10 Fiduciary Duties. Notwithstanding anything in this Sponsor Agreement to the contrary, (a) each CPUH Holder makes no agreement or understanding herein in any capacity other than in such CPUH Holder’s capacity as a record holder and beneficial owner of shares of CPUH Common Stock, CPUH Warrants and other equity securities of Acquiror, and not in the CPUH Holder’s (or any of its representatives’) capacity as a director, officer or employee of any CPUH Party, and (b) nothing herein will be construed to limit or affect any action or inaction by any CPUH Holder or any representative of any CPUH Holder serving as a member of the board of directors (or other similar governing body) of any CPUH Party or as an officer, employee or fiduciary of any CPUH Party, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such CPUH Party.

Section 3.11 Entire Agreement. This Sponsor Agreement and the agreements referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior understandings, agreements, representations or other arrangements, both written and oral, by or among the parties hereto with respect to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Sponsor, Acquiror, Pubco and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSOR:

COMPUTE HEALTH SPONSOR LLC

By:	/s/ Jean Nehme
Name: Jean Nehme
Title: Co-Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

ACQUIROR:

Compute Health Acquisition Corp.

By:	/s/ Jean Nehme
Name: Jean Nehme
Title: Co-Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

COMPANY:

Allurion Technologies, Inc.

By:	/s/ Shantanu Gaur
Name: Shantanu Gaur
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

PUBCO:

Allurion Technologies Holdings, Inc.

By:	/s/ Shantanu Gaur
Name: Shantanu Gaur
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

HOLDERS:

/s/ Hani Barhoush
Hani Barhoush

/s/ Michael Harsh
Michael Harsh

/s/ Gwendolyn A. Watanabe
Gwendolyn A. Watanabe

[Signature Page to Sponsor Support Agreement]

Schedule I

Holder	Address
Hani Barhoush	c/o Compute Health Acquisition Corp.
1100 North Market Street, 4th Floor
Wilmington, Delaware 19890

Michael Harsh	c/o Compute Health Acquisition Corp.
1100 North Market Street, 4th Floor
Wilmington, Delaware 19890

Gwendolyn A. Watanabe	c/o Compute Health Acquisition Corp.
1100 North Market Street, 4th Floor
Wilmington, Delaware 19890

Schedule II

Affiliate Arrangements

1.	Letter Agreement, dated February 4, 2021, by and among Acquiror, the Sponsor Osama Alswailem, Hani Barhoush, Joshua Fink, Michael Harsh, Omar Ishrak, Jean Nehmé and Gwendolyn A. Watanabe.

2.	Registration Rights Agreement, dated February 4, 2021, by and among Acquiror, the Sponsor, Osama Alswailem, Hani Barhoush, Joshua Fink, Michael Harsh, Omar Ishrak, Jean Nehmé and Gwendolyn A. Watanabe.

3.	Sponsor Warrants Purchase Agreement, dated February 4, 2021, by and between Acquiror and the Sponsor.

4.	Indemnity Agreement, dated February 4, 2021, by and between Acquiror and Hani Barhoush.

5.	Indemnity Agreement, dated February 4, 2021, by and between Acquiror and Joshua Fink.

6.	Indemnity Agreement, dated February 4, 2021, by and between Acquiror and Michael Harsh.

7.	Indemnity Agreement, dated February 4, 2021, by and between Acquiror and Omar Ishrak.

8.	Indemnity Agreement, dated February 4, 2021, by and between Acquiror and Jean Nehmé.

9.	Indemnity Agreement, dated February 4, 2021, by and between Acquiror and Gwendolyn A. Watanabe.

10.	Administrative Services Agreement, dated February 4, 2021, by and between Acquiror and the Sponsor.

11.	Promissory Note, dated April 6, 2021, by and between Acquiror, debtor, and the Sponsor, creditor, in the amount of $1,500,000.

12.	Promissory Note, dated July 28, 2022, by and between Acquiror, debtor, and the Sponsor, creditor, in the amount of $1,500,000.

13.	Promissory Note, dated February 9, 2023, by and between Acquiror, debtor, and the Sponsor, creditor, in the amount of $4,750,000.

14.	PIPE Subscription Agreement, dated February 9, 2023, by and among Acquiror, Pubco and Omar Ishrak.

15.	Non-Redemption Agreement, dated February 9, 2023, by and among Acquiror, Pubco, the Company and Medtronic, Inc.

16.	RTW Side Letter, dated February 9, 2023, by and among Acquiror, Merger Sub II, the Company, Pubco, RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Venture Fund Limited.

Annex A

Form of Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Sponsor Support Agreement, dated as of February 9, 2023 (as amended, supplemented or otherwise modified from time to time, the “Support Agreement”), by and among Compute Health Sponsor LLC, a Delaware limited liability company, Compute Health Acquisition Corp., a Delaware corporation, Allurion Technologies Holdings, Inc., a Delaware corporation, the Persons set forth on Schedule 1 attached to the Support Agreement and Allurion Technologies, Inc., a Delaware corporation. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Support Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “CPUH Holder” under, the Support Agreement as of the date hereof and shall have all of the rights and obligations of such CPUH Holder as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date:

By:
Name:
Title:

Address for Notices:

With copies to:

[Annex A to Sponsor Support Agreement]